UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): FEBRUARY 17, 2010
                                                         -----------------

                        CORNERSTONE FINANCIAL CORPORATION
                        ---------------------------------
             (Exact name of registrant as specified in its charter)


   NEW JERSEY                     000-53576                     80-0282551
   ----------                     ---------                     ----------
(State or other                  (Commission                   (IRS Employer
jurisdiction of                  File Number)                Identification No.)
 incorporation)

         6000 MIDLANTIC DRIVE
     MT. LAUREL, NEW JERSEY 08054                               08054
---------------------------------------                       ---------
(Address of principal executive offices)                     (Zip Code)


        Registrant's telephone number, including area code (856) 439-0300

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(   17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

The information in this section, including the information contained in the press release included as Exhibit 99.1 hereto, is being furnished pursuant to this Item 2.02 and shall not deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. In addition, this information shall not be deemed to be incorporated by reference into any of the Registrant's filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

On February 19, 2010, the Registrant issued a press release announcing its operating results for the three months and year ended December 31, 2009. A copy of the February 19, 2010 press release is included as Exhibit 99.1 hereto.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(d)

On February 17, 2010, Mr. Robert E. Groody and Ms. Susan Barrett joined the Board of Directors of the Registrant and Cornerstone Bank, a New Jersey state chartered commercial bank (the "Bank") and wholly-owned subsidiary of the Registrant. There are no arrangements or understandings between either Mr. Groody or Ms. Barrett and any other person, pursuant to which each was selected as a director.

Mr. Groody will serve on the Board's Loan Committee and the Audit Committee, while Ms. Barrett will serve on the Audit Committee and Compensation Committee. Ms. Barrett will also serve as an alternate member of the Loan Committee.

Mr. Groody conducts banking transactions with Bank from time to time. Each such transaction is made in the ordinary course of the Bank's business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectability or present other unfavorable features. Ms. Barrett does not conduct, as of this date, any banking transactions with the Registrant or the Bank.

There are no arrangements or understandings between either Mr. Groody or Ms. Barrett and any other persons pursuant to which he or she was selected as a director. There are no material plans, contracts or arrangements to which Mr. Groody or Ms. Barrett is a party or in which he or she participates that were entered into or materially amended in connection with Mr. Groody or Ms. Barrett's appointment to the Board, nor are there any grants or awards to Mr. Groody or Ms. Barrett, in connection with the same.

(e)

On February 19, 2010, the Bank entered into an Amendment to the Employment Agreement dated July 16, 2009 by and between the Bank and Eugene D. D'Orazio, the Bank's Executive Vice President and Chief Operating Officer. The Amendment extended the term of the agreement, which was set to expire on February 28, 2010, until February 28, 2011. All other terms of Mr. D'Orazio's employment agreement have not been amended and will remain in full force and effect.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits. The following is filed as an Exhibit to this Current Report on Form 8-K:

        10.1 - Amendment to the Employment Agreement by and between the Bank and Eugene D. D'Orazio dated February 19, 2010

        99.1 - Press Release dated February 19, 2010


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   CORNERSTONE FINANCIAL CORPORATION
                                   (Registrant)

Dated: February 19, 2010           By: /s/ Keith Winchester
                                       ------------------------------------
                                       Keith Winchester
                                       Executive Vice President and
                                       Chief Financial Officer